UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

On March 4, 2010, Accuride Corporation (the “Company”) filed a Current Report on Form 8-K (Acc. No. 0001104659-10-012168) disclosing, among other things, under Item 1.01, the issuance of warrants to acquire shares of the Company’s new common stock, par value $0.01 per share (each a “Warrant”) to certain holders of the Company’s old common stock pursuant to the Third Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries under Chapter 11 of the Bankruptcy Code, as confirmed and amended by a confirmation order of the Untied States Bankruptcy Court for the District of Delaware on February 18, 2010.

Attached to that Form 8-K as Exhibit 4.5 was a version of the Form of Warrant that incorrectly stated that the exercise price of each Warrant was $2.15 per share, rather than the correct exercise price of $2.10 per share.  This 8-K/A is being filed for the sole purpose of amending the previously filed Form 8-K to correct this error and to add the termination date to the Form of Warrant.  Exhibit 4.5 to the previously filed Form 8-K is hereby replaced with the attached Exhibit 4.1, which contains the correct exercise price of $2.10 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1                                 Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	March 5, 2010	/s/ Stephen A. Martin.
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant